EXHIBIT 8.1

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2003

1) Direct interest Name of the Company Telebahia Celular S.A. Telergipe Celular S.A.	Place of Incorporation Salvador—BA Aracajú—SE	Country Brazil Brazil